Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-3 (Nos. 333-133629, 333-133630, 333-135746, 333-143247, 333-149671, 333-157173, 333-156839, 333-173261, 333-192618, 333-179257, 333-205483, and 333-160121) and on Form S-8 (Nos. 333-143590, 333-176476, 333-190796, and 333-206326) of our reports dated March 16, 2017 included in this Annual Report on Form 10-K of BioDelivery Sciences International, Inc. (the “Company”), relating to the consolidated balance sheets of the Company as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 2016, relating to the financial statement schedule for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting for the Company as of December 31, 2016.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina

March 16, 2017